As filed with the Securities and Exchange Commission on September 1, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3826	77-0518772
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Buckner

Shirley Qin

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alan J. Fishman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: Pursuant to Rule 162 under the Securities Act of 1933, as amended, the offering of securities will commence promptly following the filing of the Registration Statement. No tendered securities will be accepted for exchange until after this Registration Statement has been declared effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2026

PROSPECTUS

Agilent Technologies, Inc.

Offer to Exchange

Up to $600,000,000 aggregate principal amount of new 4.900% Senior Notes due 2032 registered under the

Securities Act of 1933, for any and all outstanding unregistered 4.900% Senior Notes due 2032.

Agilent Technologies, Inc. (“Agilent” or “we”) is offering to exchange new registered 4.900% Senior Notes due 2032 (the “Exchange Notes”) for its outstanding unregistered 4.900% Senior Notes due 2032 (the “Original Notes”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “notes.” The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. We refer to this offer as the “Exchange Offer.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on September 30, 2026, unless extended or earlier terminated by us (such date, as the same may be extended or earlier terminated with respect to the Exchange Notes, the “Expiration Date”). Holders may withdraw their tendered Original Notes at any time at or prior to the Expiration Date of the Exchange Offer.

The Exchange Notes will be general senior unsecured and unsubordinated obligations and will rank equal in priority with all of Agilent’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any future subordinated indebtedness Agilent may incur. See “Description of Exchange Notes.”

Agilent agreed with Citigroup Global Markets Inc., Mizuho Securities USA LLC and SG Americas Securities as representatives of the initial purchasers of the Original Notes (the “Initial Purchasers”) to make this offer and to register the issuance of the Exchange Notes after the initial sale of the Original Notes.

No public market currently exists for the Original Notes and we cannot assure you that any public market for the Exchange Notes will develop. The Exchange Notes will not be listed on any national securities exchange.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Agilent has agreed that, starting on the Expiration Date and ending on the close of business on the day that is 90 days following the Expiration Date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Investing in the Exchange Notes involves risks. See “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026, which is incorporated by reference herein, and the “Risk Factors” section which begins on page 8 of this prospectus, to read about factors you should consider before investing in the Exchange Notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated    , 2026.

-i-

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or any representation concerning us or the Exchange Offer (other than as contained in this prospectus or the related letter of transmittal) and we take no responsibility for, nor can we provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

In making an investment decision, prospective investors must rely on their own examination of us, and the terms of the Exchange Offer, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the Exchange Offer and to invest in the Exchange Notes under applicable legal investment or similar laws or regulations.

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offer under the terms of this prospectus and the accompanying letter of transmittal. Tendering holders must tender their Original Notes in accordance with the procedures set forth under “The Exchange Offer—Procedures for Tendering Original Notes.”

This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. See “Incorporation by Reference.”

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In this prospectus, unless we have indicated otherwise, or the context otherwise requires, references to “we,” “us” and “our” are references to Agilent Technologies, Inc. and its subsidiaries. Unless the context otherwise requires, references to “Agilent” in this prospectus are to Agilent Technologies, Inc. and not to any of its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus and any documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities law including, without limitation, statements regarding:

•	growth opportunities, including for revenue and our end markets, new product and service introductions;

•	strength and drivers of the markets into which we sell;

•	sales funnels;

•	our strategic direction;

•	new product and service introductions and the position of our current products and services;

•	the position and strength of our businesses, products and services;

•	market demand for and adoption of our products and solutions;

•	the ability of our products and solutions to address customer needs and meet industry requirements;

•

our focus on differentiating our product solutions, improving our customers’ experience, productivity and growing our earnings, leveraging our product platforms to maximize growth, our investments, including in manufacturing infrastructure, research and development and expanding and improving our applications and solutions portfolios, expanding our position in developing countries and emerging markets;

•	future financial results;

•	our operating margin;

•	our investments, including in manufacturing infrastructure;

•	research and development and expanding and improving our applications and solutions portfolios;

•	our contributions to our pension and other defined benefit plans;

•	impairment of goodwill and other intangible assets;

•	the impact of foreign currency movements;

•	our hedging programs and other actions to offset the effects of tariffs and foreign currency and interest rate movements;

•	our future effective tax rate, tax valuation allowance and unrecognized tax benefits;

•	reimbursement incentives;

•	the impact of local government regulations on our ability to pay vendors or conduct operations;

•	our ability to satisfy our liquidity requirements, including through cash generated from operations;

•	the potential impact of adopting new accounting pronouncements;

•	indemnification obligations;

•	source and supply of materials used in our products;

•	our sales, our purchase commitments, and our capital expenditures;

•	the integration, effects and timing of our acquisitions and other transactions;

•	savings and headcount reduction recognized from our restructuring programs and other cost saving initiatives;

-iii-

•	our stock repurchase program and dividends;

•	our geographical diversification;

•

macroeconomic environment, geopolitical uncertainties, and market conditions, including relating to or arising from changes to tariffs, import/export or trade policies, the recovery and health of our end markets, seasonality, mix, future financial results; and

•	interest rates, inflationary pressures and local regulations and restrictions that involve risks and uncertainties.

The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including those described in the “Risk Factors” section of this prospectus and under the heading “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026 and on page 8 of this prospectus and in other filings with the SEC that are incorporated by reference herein. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements, unless obligated by law to do so.

-iv-

INCORPORATION BY REFERENCE

In this prospectus, Agilent “incorporates by reference” certain of the information Agilent files with the SEC, which means that Agilent can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that Agilent files later with the SEC and incorporates herein will automatically update and supersede this information. Agilent incorporates by reference the documents listed below and any future filings Agilent will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement and all such future filings that Agilent makes with the SEC until the Expiration Date (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

1.	Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, filed with the SEC on December 22, 2025 (the “Annual Report”);

2.

Those portions of Agilent’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February  6, 2026, which are incorporated by reference into our Annual Report on Form  10-K for the fiscal year ended October 31, 2025;

3.

Agilent’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2026, April 30, 2026, and July 31, 2026, filed with the SEC on March  3, 2026, June  1, 2026, and September 1, 2026, respectively; and

4.	Agilent’s Current Reports on Form 8-K filed with the SEC on March 6, 2026, March 20, 2026, April 3, 2026 (as amended), May 4, 2026 (Item 5.02 only), May 27, 2026 (Item 5.02 only) and June 25, 2026.

Agilent files annual, quarterly and current reports, proxy statements and other information with the SEC. Agilent’s SEC filings are available to the public, free of charge, through the SEC’s website at http://www.sec.gov. Information about Agilent, including its SEC filings, is also available through Agilent’s website at http://www.agilent.com. The information on Agilent’s website is not incorporated into this prospectus.

You may also request a copy of these filings, excluding exhibits unless such exhibits are specifically incorporated by reference, at no cost by writing or telephoning us at the following address:

Attention: Corporate Secretary

Agilent Technologies, Inc.

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

To receive timely delivery of the documents prior to the Expiration Date, you should make your request no later than five business days before the date you must make your investment decision, or September 23, 2026. In the event that Agilent extends the Exchange Offer, you should submit your request at least five business days prior to the Expiration Date, as extended.

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SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus. As a result, it is not complete and does not contain all of the information that may be important to you or that you should consider when making an investment decision with respect to the Exchange Offer. You should read the following summary in conjunction with the more detailed information contained in this prospectus and the documents that Agilent has incorporated by reference before making a decision to participate in the Exchange Offer. See “Incorporation by Reference.”

Agilent Technologies, Inc.

We are a global leader in life sciences, diagnostics and applied markets, providing application-focused solutions that include instruments, software, services and consumables for the entire laboratory workflow. Our mission is to provide trusted answers through our advanced instrumentation, comprehensive consumables and reagents, world-class services and deep understanding of customers’ business workflows.

We serve diverse end-markets, including pharmaceutical and biotechnology companies, clinical and diagnostic testing laboratories, academic research institutions, and government and environmental agencies, as well as food, energy and chemical industries. Our portfolio of products and services addresses the full range of laboratory workflow needs—from sample preparation to data analysis—enabling customers to achieve better outcomes and faster discoveries.

We operate through three business segments: Life Sciences and Diagnostics Markets, Agilent CrossLab and Applied Markets. Our Life Sciences and Diagnostics Markets segment is comprised of seven areas of activity. We provide specialty contract development and manufacturing services for pharmaceutical customers as well as solutions that include reagents, instruments, software and consumables which enable customers in the clinical and life sciences research areas to interrogate samples at the cellular and molecular level. Our Agilent CrossLab segment spans the entire lab with its extensive services and consumables portfolio in addition to software and laboratory automation solutions, which are designed to improve customer outcomes and represents a broad range of offerings designed to serve customer needs across end-markets and applications. Our Applied Markets segment provides application-focused solutions that include instruments and software that enable customers to identify, quantify and analyze the physical and biological properties of substances and products.

In addition, we conduct centralized order fulfillment and supply chain operations for our businesses through the order fulfillment and supply chain organization (“OFS”). OFS provides resources for manufacturing, engineering and strategic sourcing to our respective businesses. Each of our businesses, together with OFS, is supported by our global infrastructure organization, which provides shared services in the areas of finance, information technology, legal, certain procurement services, workplace services and human resources.

We sell our products primarily through direct sales, but we also utilize distributors, resellers, manufacturers’ representatives and electronic commerce. As of July 31, 2026, we employed approximately 18,200 people worldwide. Our primary research and development and manufacturing sites are in California, Colorado, Delaware, Massachusetts, Texas and Vermont in the U.S. and in Australia, Canada, China, Denmark, Germany, Italy, Japan, Malaysia, Singapore and the United Kingdom.

Agilent Technologies, Inc. was incorporated in Delaware in May 1999. Our principal executive offices are located at 5301 Stevens Creek Blvd., Santa Clara, California 95051 and our telephone number is (800) 227-9770. Our home page on the Internet is www.agilent.com. Other than the information expressly set forth in this prospectus, the information contained, or referred to, on our website is not part of this prospectus.

The Exchange Offer

Background	On June 25, 2026, we issued the Original Notes in a transaction exempt from the registration requirements of the Securities Act, and, as of the date of this prospectus, an aggregate principal amount of $600,000,000 in Original Notes is outstanding. The Original Notes issued pursuant to Rule 144A are represented by CUSIP No. 00846U AS0, and the Original Notes issued pursuant to Regulation S are represented by CUSIP No. U0084U AA7.

The terms of the Exchange Notes and the Original Notes are substantially identical in all material respects, except that the Exchange Notes will be freely transferable by the holders of the Exchange Notes except as otherwise provided in this prospectus.

The Exchange Notes will bear different CUSIP numbers from the Original Notes.

The Exchange Offer	We are offering to exchange our Exchange Notes, which have been registered under the Securities Act, for a like principal amount of our outstanding unregistered Original Notes. See “The Exchange Offer.”

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in previous no-action letters and subject to the immediately following sentence, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge in writing at the time of the consummation of the Exchange Offer that:

•	you are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

However, any purchaser of Exchange Notes who is an affiliate of ours or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Purpose of the Exchange Offer	The purpose of the Exchange Offer is to satisfy our obligations under a registration rights agreement, dated as of June 25, 2026 (the “Registration Rights Agreement”).

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the Original Notes are registered under the Securities Act.

To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for any remaining Original Notes may (and likely will) be adversely affected. See “Risk Factors—Risks Relating to Participation in the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

After the Exchange Offer is complete, you will not have any further rights under the Registration Rights Agreement, including any right to require us to register any outstanding Original Notes that you do not exchange (except under limited circumstances) or to pay you the additional interest we agreed to pay to holders of Original Notes if we failed to timely commence and complete the Exchange Offer.

Accrued and Unpaid Interest	The Exchange Notes will bear interest from the date of original issuance of the Original Notes or from the most recent date on which interest on the Original Notes has been paid, whichever is later. If your Original Notes are accepted for exchange, you will receive interest on the Exchange Notes and not on the Original Notes. Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Expiration Date	The Expiration Date of the Exchange Offer will be 5:00 p.m., New York City time, on September 30, 2026, unless extended or earlier terminated by us. The term “Expiration Date” means such date and time or, if we extend the Exchange Offer, the latest date and time to which we extend such Exchange Offer.

Settlement Date	The settlement of the Exchange Offer will occur promptly after the Expiration Date.

Conditions to the Exchange Offer	The Exchange Offer is subject to the conditions described in “The Exchange Offer—Conditions to the Exchange Offer,” including, among other things, the condition that the registration statement of which this prospectus forms part has been declared effective by the SEC, that no proceeding has been instituted or threatened relating to the Exchange Offer which could be reasonably expected to impair the Company’s ability to proceed with the Exchange Offer, and that no stop order has been issued for the registration statement of which this prospectus forms a part.

Extension; Waivers and Amendments	Subject to applicable law, we reserve the right to (1) extend the Exchange Offer; (2) waive any and all conditions to or amend the Exchange Offer in any respect (except as to the condition that the registration statement of which this prospectus forms part has been declared effective by the SEC or the condition that the registration statement is not subject to a stop order or any proceedings for that purpose, which conditions we cannot waive); or (3) terminate the Exchange Offer. Any extension, waiver, amendment or termination will be followed as promptly as practicable by a public announcement thereof, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled Expiration Date. See “The Exchange Offer—Expiration Date; Extension; Termination; Amendment.”

Terms of Exchange Notes	The terms of the Exchange Notes are described in this prospectus under “Description of Exchange Notes.”

Procedures for Tendering the Original Notes	You may tender your Original Notes by transferring them through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) or following the other procedures described under “The Exchange Offer—Procedures for Tendering Original Notes.”

For further information, call the Exchange Agent at the telephone numbers set forth under “The Exchange Agent” or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

If you are a beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your Original Notes in order to participate in the Exchange Offer, you should contact your intermediary entity promptly and instruct it to tender the Original Notes on your behalf. You should keep in mind that your intermediary may require you to take action with respect to the applicable Exchange Offer a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf at or prior to the Expiration Date in accordance with the terms of such Exchange Offer. See “The Exchange Offer—Procedures for Tendering Original Notes.”

If you are a beneficial owner of Original Notes through Euroclear or Clearstream, Luxembourg (each as defined herein) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream, Luxembourg. You are encouraged to contact Euroclear or Clearstream, Luxembourg directly to ascertain their procedures for tendering Original Notes.

Withdrawal Rights; Non-Acceptance	You may withdraw your tender of Original Notes at any time prior to the Expiration Date. In the event that tendered Original Notes are not withdrawn and not accepted by us for exchange, such Original Notes will be promptly returned to such holders or credited to such holders’ DTC account in the same manner as tendered to us, unless a holder has indicated other delivery instructions in the related letter of transmittal or computer-generated message. See “The Exchange Offer—Withdrawal of Tenders” and “The Exchange Offer—Terms of the Exchange Offer.”

Certain U.S. Federal Income Tax Considerations	The exchange of notes pursuant to the Exchange Offer should not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Accounting Treatment	The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles. See “The Exchange Offer—Accounting Treatment.”

Use of Proceeds	We will not receive any cash proceeds in connection with the Exchange Offer. Original Notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the Exchange Offer.

Exchange Agent	Citibank, N.A. is the Exchange Agent for the Exchange Offer. See “The Exchange Agent” herein.

Further Information	See “The Exchange Offer” for more information concerning the Exchange Offer.

The Exchange Notes

The following summary contains basic information about the Exchange Notes and is not intended to be complete. For a more complete understanding of the Exchange Notes, please refer to “Description of Exchange Notes.”

Offeror	Agilent Technologies, Inc., a Delaware corporation.

Exchange Notes	The terms of the Original Notes and the Exchange Notes are identical, except the Exchange Notes offered in the Exchange Offer:

•	will have been registered under the Securities Act;

•	will not have transfer restrictions and registration rights that relate to the Original Notes; and

•	will not have rights relating to the payment of additional interest to holders of Original Notes if we fail to timely commence and complete the Exchange Offer.

Maturity Date	The Exchange Notes will mature on January 15, 2032.

Interest	Interest on the Exchange Notes will accrue at the rate of 4.900% per annum.

Interest Payment Dates	Interest on the Exchange Notes will be payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2027. Interest will accrue from June 25, 2026, the date of the issuance of the Original Notes.

Ranking	The Exchange Notes are senior unsecured and unsubordinated obligations of Agilent and rank equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of Agilent and senior in right of payment to any of its future subordinated indebtedness. See “Description of Exchange Notes—Ranking.”

Optional Redemption	Agilent may, at its option, redeem the Exchange Notes, at any time, in whole or in part, at the redemption prices described herein under the caption “Description of Exchange Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event, as defined under “Description of Exchange Notes—Offer to Purchase Upon a Change of Control Repurchase Event,” with respect to the Exchange Notes, Agilent will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants

We will issue the Exchange Notes under the indenture that governs the Original Notes. The indenture contains certain covenants that, among other things, limit Agilent’s ability and the ability of certain of

Agilent’s subsidiaries to create liens on its assets. These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange Notes—Certain Covenants.”

Further Issuances	Agilent reserves the right, from time to time, without the consent of the holders of the Exchange Notes, to issue additional Exchange Notes on terms and conditions substantially identical to those of the Exchange Notes, so that such additional Exchange Notes will increase the aggregate principal amount of, and will be consolidated and form a single series with, the Exchange Notes.

Absence of Public Market	There is currently no established trading market for the Exchange Notes. As a result, a liquid market for the Exchange Notes may not develop.

Trustee, Registrar and Paying Agent	Citibank, N.A.

Form and Settlement	The Exchange Notes will be issued in the form of one or more fully registered Global Notes which will be deposited with, or on behalf of, DTC as the depositary, and registered in the name of Cede & Co., DTC’s nominee. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire series of Exchange Notes. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through either DTC (in the United States), Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

Listing	We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system.

Governing Law	The Exchange Notes will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” described herein for important information regarding Agilent and participation in the Exchange Offer.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risk factors as well as the risk factors discussed in Agilent’s Annual Report and in other filings with the SEC that are incorporated by reference herein. See “Incorporation by Reference.”

Risks Relating to Participation in the Exchange Offer

The Exchange Offer may be canceled, delayed or extended.

The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offer—Conditions to the Exchange Offer.” We may, at our option and in our sole discretion, waive any such conditions or extend the length of the Exchange Offer. Even if the Exchange Offer is completed, the Exchange Offer may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes during which time those holders of the Original Notes will not be able to effect transfers of their Original Notes tendered for exchange.

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Conditions to the Exchange Offer” and “The Exchange Offer—Procedures for Tendering Original Notes.” These procedures and conditions include timely receipt by the Exchange Agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the applicable series of Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could (and likely will) be adversely affected.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any national securities exchange. Accordingly, there can be no assurance that an active trading market will develop upon completion of the Exchange Offer or, if it develops, that such market will be sustained, or as to the liquidity of any market. If an active trading market does not develop or is not sustained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Risks Relating to Our Indebtedness and the Notes

The Exchange Notes will be subject to the prior claims of any secured creditors and be pari passu with unsecured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the Exchange Notes.

The Exchange Notes will be unsecured obligations, ranking equally with our other senior unsecured indebtedness, which, as of July 31, 2026, included approximately $3.9 billion of total outstanding debt inclusive of the outstanding Original Notes, our outstanding senior unsecured notes following the Exchange Offer, amounts that may be outstanding under our unsecured revolving credit facility from time to time, amounts that may be outstanding under our commercial paper program from time to time and amounts that may be outstanding under our money market line credit agreement from time to time. Such senior unsecured indebtedness is effectively junior to any secured indebtedness we may incur. As of July 31, 2026, we had no outstanding borrowings under our commercial paper program, no outstanding borrowings under our revolving credit facility and no outstanding amounts under our money market line credit agreement. The Indenture governing the Exchange Notes permits us to incur secured debt under specified circumstances. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of Agilent, our assets that secure debt will be available to pay obligations on the Exchange Notes only after all debt secured by those assets has been repaid in full. Holders of the Exchange Notes will participate in any remaining assets ratably with all of Agilent’s other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all these creditors, then all or a portion of the Exchange Notes then outstanding would remain unpaid.

The Exchange Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Exchange Notes are obligations of Agilent exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Exchange Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes). Consequently, the Exchange Notes will be structurally subordinated to all liabilities, including trade payables, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of July 31, 2026, our subsidiaries had approximately $1,212 million of outstanding liabilities, including trade payables, but excluding intercompany liabilities and deferred revenue.

In addition, the indenture governing the Exchange Notes permits our subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our subsidiaries.

The negative covenants in the indenture governing the Exchange Notes may have a limited effect.

The indenture governing the Exchange Notes contains covenants limiting our ability and our subsidiaries’ ability to create certain liens, enter into certain sale and leaseback transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, another person. The limitation on liens and limitation on sale and leaseback covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. In light of these exceptions, holders of the Exchange Notes may be structurally or contractually subordinated to new creditors.

We are permitted to incur more debt, which may intensify the risks associated with our current leverage, including the risk that we will be unable to service our debt.

The indenture governing the Exchange Notes does not limit the amount of additional unsecured debt that we may incur. As of July 31, 2026, we had $3.9 billion in outstanding unsecured senior notes.

On June 7, 2023, we entered into a credit agreement with a group of financial institutions which provides for a $1.5 billion five-year unsecured revolving credit facility that will expire on June 7, 2028, and an incremental credit facility in an aggregate amount of up to $750 million. During the years ended October 31, 2025 and 2024, we made no borrowings or repayments under this credit facility. During the nine months ended July 31, 2026, we made no borrowings or repayments under these credit facilities. As of July 31, 2026, we had no borrowings outstanding under either the credit facility or the incremental revolving credit facility.

On June 2, 2023, we entered into an Uncommitted Money Market Line Credit agreement with Société Générale which provides for an aggregate borrowing capacity of $300 million. The credit facility is an uncommitted short-term cash advance facility where each request must be at least $1 million. The interest rate is set by the lender at the time of the borrowing and is fixed for the duration of the advance. During the year ended October 31, 2025, we made no borrowings or repayments under this credit facility. During the year ended October 31, 2024, we borrowed and repaid $215 million under this credit facility. During the nine months ended July 31, 2026, we made no borrowings or repayments under this credit facility.

Under our U.S. commercial paper program, we may issue and sell unsecured, short-term promissory notes in the aggregate principal amount not to exceed $1.5 billion with up to 397-day maturities. At any point in time, we intend to maintain available commitments under our revolving credit facility in an amount at least equal to the amount of the commercial paper notes outstanding. Amounts available under the program may be borrowed, repaid and re-borrowed from time to time. The proceeds from issuances under the program may be used for general corporate purposes. During the year ended October 31, 2025, we borrowed $1.39 billion and repaid $1.43 billion under our U.S. commercial paper program. During the year ended October 31, 2024, we borrowed $1.19 billion and repaid $1.15 billion under our U.S. commercial paper program. During the nine months ended July 31, 2026, we borrowed and repaid $1.06 billion under our U.S. commercial paper program. As of July 31, 2026, we had no borrowings outstanding under our U.S. commercial paper program.

Our outstanding unsecured senior notes and any indebtedness we have incurred or will incur under our revolving credit facility or our commercial paper program will rank pari passu with the notes. If we incur additional debt, the risks associated with our leverage, including the risk that we will be unable to service our debt, will increase.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Exchange Notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness or to refinance our indebtedness will depend on our future operating performance. Prevailing economic conditions (including interest rates) and financial, business and other factors, many of which are beyond our control, may also affect our ability to meet these obligations. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

The provisions in the indenture that govern the Exchange Notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions contained in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of “change of control repurchase event” in the indenture to trigger these provisions, notably, that the transactions are accompanied or followed within 60 days by a downgrade in the rating of the Exchange Notes offered pursuant to this prospectus, following which the Exchange Notes are no longer rated “investment grade.” Except as described under “Description of Exchange Notes—Offer to Purchase Upon a Change of Control Repurchase Event,” the indenture does not contain provisions that permit the holders of the notes to require us to repurchase the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

We may not be able to repurchase all of the Exchange Notes upon a change of control repurchase event, which would result in a default under the Exchange Notes.

We will be required to offer to repurchase the Exchange Notes upon the occurrence of a change of control repurchase event as provided in the indenture. However, we may not have sufficient funds to repurchase the Exchange Notes in cash at such time. In addition, our ability to repurchase the Exchange Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time (including our existing and future credit facilities). The failure to make such repurchase would result in a default under the Exchange Notes.

An increase in market interest rates could result in a decrease in the market value of the Exchange Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

The Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

DESCRIPTION OF EXCHANGE NOTES

The Exchange Notes offered hereby will be issued, and the Original Notes were issued, under the indenture, dated March 12, 2021 (the “base indenture”), between Agilent and Citibank, N.A., as trustee (the “trustee”), as amended and supplemented by the fourth supplemental indenture, dated June 25, 2026 (the “fourth supplemental indenture”), between Agilent and the trustee, and as further amended, supplemented or modified from time to time. The base indenture and the fourth supplemental indenture, as they may be further amended, supplemented or modified from time to time, are referred to herein collectively as the “Indenture.” The terms of the Indenture are those provided in the Indenture and those made a part of the Indenture by the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is a summary of the material provisions of the Exchange Notes and the Indenture. It does not purport to be complete, and it is qualified in its entirety by reference to the Exchange Notes, the Indenture and the TIA. Agilent urges you to read the Exchange Notes and the Indenture because they, and not this description, define your rights as holders of the Exchange Notes. A copy of the base indenture was filed with the SEC on March 12, 2021, and a copy of the fourth supplemental indenture was filed with the SEC on June 25, 2026 and are included as exhibits to the registration statement of which this prospectus forms a part, and you should refer to the Indenture for provisions that may be important to you.

Original Notes and Exchange Notes will represent the same debt

The Exchange Notes will be issued solely in exchange for an equal principal amount of Original Notes pursuant to the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and the Exchange Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities with the Original Notes. The terms of the Exchange Notes will be the same in all material respects as the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act, and therefore, will not bear legends restricting the transfer thereof and (ii) the Exchange Notes will not be subject to the registration rights under the Registration Rights Agreement.

If the Exchange Offer is completed, holders of the Original Notes who do not exchange their Original Notes for Exchange Notes will vote together with holders of Exchange Notes for all relevant purposes under the Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the Exchange Offer is completed, such percentages in aggregate principal amount of the Original Notes and the Exchange Notes then outstanding.

General

The Exchange Notes will have the following basic terms:

•

the Exchange Notes, together with any Original Notes remaining outstanding after the Exchange Offer, will be senior unsecured obligations of Agilent and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of Agilent, including Agilent’s 3.050% Senior Notes due 2026, which are expected to be repaid at maturity in September 2026, 4.200% Senior Notes due 2027, 2.750% Senior Notes due 2029, 2.100% Senior Notes due 2030, 2.300% Senior Notes due 2031, 4.750% Senior Notes due 2034 and borrowings under Agilent’s revolving credit facility, commercial paper program and money market line credit agreement;

•	the Exchange Notes are obligations exclusively of Agilent and are not guaranteed by any of its subsidiaries;

•	the Exchange Notes initially will be limited to $600,000,000 aggregate principal amount (subject to the rights of Agilent to issue additional notes as described under “—Further Issuances” below);

•	the Exchange Notes will accrue interest at a rate of 4.900% per annum;

•

interest will accrue on the Exchange Notes from the most recent interest payment date for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the date of initial issuance of the Original Notes, June 25, 2026), payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027;

•	the Exchange Notes will mature on January 15, 2032, unless redeemed or repurchased prior to that date;

•	Agilent may redeem the Exchange Notes, in whole or in part, at any time at its option as described under “—Optional Redemption” below;

•

Agilent may be required to repurchase the Exchange Notes in whole or in part at the option of the holders in connection with the occurrence of a “change of control repurchase event” as described under “—Purchase of Notes upon a Change of Control Repurchase Event” below;

•	the Exchange Notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•

the Exchange Notes will be represented by one or more global notes registered in the name of a nominee of DTC (as defined below), but in certain circumstances may be represented by notes in definitive form (see “—Book-Entry and Settlement” below); and

•	the Exchange Notes will be exchangeable and transferable at the office or agency of Agilent maintained for such purposes (which initially will be the corporate trust office of the trustee).

Agilent does not intend to list the Exchange Notes on any securities exchange or include the Exchange Notes in any automated quotation system.

The Exchange Notes will not be subject to any sinking fund.

Agilent may, subject to compliance with applicable law, at any time purchase Exchange Notes in the open market or otherwise.

Interest

Interest on the Exchange Notes will accrue at the rate of 4.900% per annum. Interest on each Exchange Note will be paid semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027, to the person in whose name that note is registered at the close of business on December 31 or June 30 immediately preceding the relevant interest payment date. Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City or the place of payment are authorized or required by law, regulation or executive order to close.

The trustee shall have no obligation to calculate or verify the calculation of the interest rate.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office or agency maintained by Agilent for such purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the Exchange Notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Agilent, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of the Exchange Notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry and Settlement” below.

A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Agilent maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of Exchange Notes, but Agilent may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. Agilent is not required to transfer or exchange any note selected for redemption during a period of 10 days before mailing of a notice of redemption of notes to be redeemed.

The registered holder of an Exchange Note will be treated as the owner of that note for all purposes.

Subject to applicable abandoned property law, all amounts of principal of and premium, if any, and interest on the Exchange Notes paid by Agilent that remain unclaimed two years after such payment was due and payable will be repaid to Agilent, and the holders of such Exchange Notes will thereafter look solely to Agilent for payment.

Ranking

The Exchange Notes will be senior unsecured obligations of Agilent and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Agilent, including any indebtedness Agilent may incur from time to time under Agilent’s revolving credit facility, commercial paper program and money market line credit agreement.

The Exchange Notes will effectively rank junior in right of payment to all existing and future secured indebtedness of Agilent to the extent of the assets securing such indebtedness and will rank structurally junior to all existing and future liabilities of its subsidiaries, including indebtedness and trade payables.

Agilent derives a substantial portion of its operating income and cash flow from its subsidiaries. Therefore, Agilent’s ability to make payments when due to the holders of the Exchange Notes is, in part, dependent upon the receipt of sufficient funds from its subsidiaries. Claims of creditors of Agilent’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Agilent’s creditors, including holders of the Exchange Notes. Accordingly, the Exchange Notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of Agilent’s subsidiaries.

Optional Redemption

Prior to the Par Call Date (as defined below), Agilent may redeem the Exchange Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1.

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less (b) interest accrued to the date of redemption, and

2.	100% of the principal amount of the Exchange Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the Par Call Date, Agilent may redeem the Exchange Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Exchange Notes being redeemed plus accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Exchange Notes called for redemption become due and payable on the date fixed for redemption (the “redemption date”) and at the applicable redemption price, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that, at Agilent’s option and discretion, a redemption may be subject to one or more conditions precedent including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in Agilent or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, the applicable notice of redemption shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date. Agilent shall notify holders of any such rescission as soon as practicable after Agilent determines that such conditions precedent will not be able to be satisfied or Agilent is not able or willing to waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Exchange Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above under “—Optional Redemption.” Notices of redemption will be mailed to each holder of Exchange Notes to be redeemed at its registered address by first-class mail (or delivered in accordance with the procedures of the depositary in respect of global notes), with a copy to the trustee, at least 10 but not more than 60 days before the redemption date. On and after the redemption date, interest will cease to accrue on any Exchange Notes that are redeemed unless Agilent defaults in payment of the redemption price.

The notice of redemption for the Exchange Notes will state the amount to be redeemed. A partial redemption of the Exchange Notes may be effected pro rata, by lot or by such method as the trustee may deem fair and appropriate (including, in the case of Exchange Notes represented by global notes, in accordance with DTC’s applicable procedures) and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Exchange Notes or any integral multiple thereof) of the principal amount of Exchange Notes of a denomination larger than the minimum authorized denomination for such Exchange Notes. On or before the redemption date, Agilent will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price, plus accrued and unpaid interest to the redemption date.

For purposes of determining the optional redemption price, the following definitions are applicable:

“Par Call Date” means December 15, 2031 (one month prior to the maturity date of the Exchange Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by Agilent in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Agilent after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury

Rate, Agilent shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, Agilent shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Agilent shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Agilent shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Agilent’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall have no obligation to calculate or verify the calculation of the redemption price.

Offer to Purchase Upon a Change of Control Repurchase Event

If a change of control repurchase event occurs as to the Exchange Notes, unless Agilent has exercised its right to redeem such Exchange Notes as described above, Agilent will be required to make an offer to each holder of such Exchange Notes to repurchase all or any part equal to $2,000 or an integral multiple of $1,000 in excess thereof of that holder’s Exchange Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Exchange Notes repurchased plus any accrued and unpaid interest on the Exchange Notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Agilent, prior to any change of control, but after the public announcement of the change of control or event that may constitute the change of control, Agilent will send a notice to each holder of such Exchange Notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the Exchange Notes on the repurchase date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Agilent will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Exchange Notes or Indenture, Agilent will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the Exchange Notes or Indenture by virtue of compliance with such securities laws or regulations.

On the repurchase date following a change of control repurchase event, Agilent will, to the extent lawful:

1.	accept for payment all the Exchange Notes or portions of the Exchange Notes properly tendered pursuant to its offer;

2.	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Exchange Notes or portions of the Exchange Notes properly tendered; and

3.

deliver or cause to be delivered to the trustee the Exchange Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of Exchange Notes being purchased by Agilent.

The paying agent will promptly send to each holder of Exchange Notes properly tendered the purchase price for the Exchange Notes, and upon written instruction from Agilent, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Exchange Note equal in principal amount to any unpurchased portion of any Exchange Notes surrendered.

Agilent will not be required to make an offer to repurchase the Exchange Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Agilent and such third party purchases all Exchange Notes properly tendered and not withdrawn under its offer.

The change of control repurchase event feature of the Exchange Notes may in certain circumstances make it more difficult or discourage a sale or takeover of Agilent and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Agilent and the Initial Purchasers. Agilent has no present intention to engage in a transaction involving a change of control, although it is possible that Agilent could decide to do so in the future. Subject to the limitations discussed below, Agilent could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Agilent or the credit ratings of the Exchange Notes. Restrictions on the ability of Agilent to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under the sections of this prospectus entitled “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale and Leaseback Transactions” and “—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the Indenture does not contain any covenants or provisions that may afford holders of the Exchange Notes protection in the event of a decline in the credit quality of Agilent or a highly leveraged or similar transaction involving Agilent.

The phrase “all or substantially all,” as used with respect to the assets of Agilent and its subsidiaries in the definition of “change of control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the assets of Agilent and its subsidiaries has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be uncertain.

Agilent may not have sufficient funds to repurchase all the Exchange Notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Agilent may be prohibited from repurchasing the Exchange Notes under the terms of the debt instruments governing its indebtedness outstanding at such time.

Furthermore, a change of control would constitute an event of default under the revolving credit facility. See “Risk Factors—Risks Relating to Our Indebtedness and the Notes—We may not be able to repurchase all of the notes upon a change of control repurchase event.”

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Agilent and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Agilent or one of its subsidiaries; (2) the adoption of a plan relating to Agilent’s liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Section 13(d) of the Exchange Act) of “persons,” other than Agilent or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Agilent’s voting stock or other voting stock into which Agilent’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) Agilent becomes a direct or indirect wholly owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Agilent’s voting stock immediately prior to that transaction and each holder holds substantially the same percentage of voting stock of such holding company as such holder held of Agilent’s shares immediately prior to that transaction or (ii) Agilent’s voting stock outstanding immediately prior to such transaction is converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction.

“change of control repurchase event” means the occurrence of both a change of control and a ratings event.

“Fitch” means Fitch Ratings Inc. and its successors.

“investment grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Agilent.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“rating agency” means each of Fitch, Moody’s and S&P, so long as such entity makes a rating of the Exchange Notes publicly available; provided, however, if any of Fitch, Moody’s or S&P ceases to rate such Exchange Notes or fails to make a rating of such Exchange Notes publicly available for reasons outside of the control of Agilent, Agilent shall be allowed to designate a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement agency for the agency that ceased to make such a rating publicly available. For the avoidance of doubt, failure by Agilent to pay rating agency fees to make a rating of the Exchange Notes shall not be a “reason outside of the control of Agilent” for the purposes of the preceding sentence.

“ratings event” means a decrease in the ratings of Exchange Notes by one or more of the rating agencies such that such Exchange Notes are rated below investment grade by all of the rating agencies on any date from the date of the public notice of an arrangement that could result in a change of control until the end of the 60-day period following public notice of the occurrence of a change of control (which period shall be extended so long as the rating of the Exchange Notes is under publicly announced consideration for possible downgrade by any of the rating agencies on the 60th day of such period, such extension to last with respect to each such rating agency until the date on which such rating agency considering such possible downgrade either (x) rates the Exchange Notes below investment grade or (y) publicly announces that it is no longer considering the Exchange Notes for possible downgrade; provided that no such extension will occur if on such 60th day the Exchange Notes are rated investment grade by at least one of such rating agencies in question and are not subject to review for possible downgrade by such rating agency).

Notwithstanding the foregoing, a ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

The Indenture governing the terms of the Exchange Notes contains the following principal covenants:

Limitation on Liens

Agilent will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on (i) any Principal Property or (ii) the capital stock of any subsidiary of Agilent, to secure any indebtedness of Agilent, any subsidiary of Agilent or any other person without securing the Exchange Notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:

•	liens existing on the date of the fourth supplemental indenture;

•

liens on assets or property of a person at the time it becomes a subsidiary of Agilent, securing only indebtedness of such person, provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary of Agilent and such liens do not extend to any assets other than those of the person becoming a subsidiary of Agilent;

•

liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•

liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Agilent’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•	liens on property incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below;

•	liens in favor of only Agilent or one or more subsidiaries of Agilent granted by Agilent or a subsidiary of Agilent to secure any obligations owed to Agilent or a subsidiary of Agilent;

•

liens on property or assets of a person existing at the time such person is merged into or consolidated with Agilent or any of its subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to Agilent or any of its subsidiaries, provided that such lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with Agilent or any subsidiary of Agilent;

•

liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Agilent or any Significant Subsidiary (as defined below) of Agilent in the ordinary course of business;

•	liens in favor of the trustee granted in accordance with the Indenture;

•	liens in existence on the date of the Indenture; and

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien.

“Principal Property” means Agilent’s principal offices in Santa Clara, California, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) that is real property located within the territorial limits of the United States of America owned by Agilent or any wholly owned subsidiaries of Agilent, except such as Agilent’s board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of Agilent and its subsidiaries taken as a whole) not to be of material importance to the business of Agilent and its subsidiaries, taken as a whole.

Limitation on Sale and Leaseback Transactions

Agilent will not, and will not permit any subsidiary of Agilent to, enter into any arrangement with any person pursuant to which Agilent or any subsidiary of Agilent leases any property that has been or is to be sold or transferred by Agilent or the subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Agilent or such subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding Exchange Notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only Agilent and a subsidiary of Agilent or only between subsidiaries of Agilent;

•

leases where the proceeds from the sale of the property are at least equal to the fair market value (as determined in good faith by Agilent) of the property and Agilent applies an amount equal to the net proceeds of the sale to the retirement of long-term indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, Agilent may deliver Exchange Notes to the trustee for cancellation, such Exchange Notes to be credited at the cost thereof to it; and

•

leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on Consolidation, Merger and Sale of Assets

Agilent may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its assets substantially as an entirety to another entity unless:

•

(1) Agilent is the continuing corporation or (2) the successor entity, if other than Agilent, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Agilent’s obligations under the Exchange Notes and the Indenture;

•

immediately after giving effect to the transaction, no event of default (as defined below), and no default or other event that, after notice or lapse of time or both, would become a default or event of default, has occurred and is continuing; and

•

if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Agilent would become subject to any lien which would not be permitted by the restrictions described under “—Limitation on Liens” without equally and ratably securing the Exchange Notes, Agilent or such successor person, as the case may be, will take the steps as are necessary to secure effectively the Exchange Notes equally and ratably with, or prior to, all indebtedness secured by those liens as described under “—Limitation on Liens.”

In connection with any transaction that is covered by this covenant, Agilent must deliver to the trustee an officer’s certificate and an opinion of counsel each stating that the transaction complies with the terms of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been satisfied.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, and may exercise every right and power of Agilent under the Indenture and, subject to the terms of the Indenture, Agilent will be discharged from all obligations and covenants under the Indenture and the Exchange Notes.

Further Issuances

Agilent may from time to time, without notice to or the consent of the holders of the Exchange Notes, create and issue additional Exchange Notes having the same terms as, and ranking equally and ratably with, the Exchange Notes in all respects (except for the issue date, the issue price and, if applicable, the first interest payment date, the date upon which interest begins to accrue and the amount of interest payable on the first interest payment date applicable thereto). Such additional Exchange Notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the Exchange Notes and will vote together as one class on all matters with respect to the Exchange Notes. Additional Exchange Notes may only bear the same CUSIP and/or ISIN number as the Exchange Notes offered hereby if they would be fungible for U.S. federal income tax purposes with the Exchange Notes offered hereby.

Events of Default

Each of the following is an “event of default” under the Indenture with respect to the Exchange Notes:

(1)	a failure to pay principal of or premium, if any, on the Exchange Notes when due at its stated maturity date, upon optional redemption or otherwise;

(2)	a default in the payment of any interest on the Exchange Notes when due and payable, continued for 30 days;

(3)

a default in the performance, or breach, of any other covenant, warranty or agreement in the Indenture (other than a default or breach pursuant to clause (4) immediately below), and continuance of such default or breach for 90 days after a Notice of Default (as defined below) is given to Agilent;

(4)	a default in the performance, or breach, of Agilent’s obligations under the “—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets” covenant described above;

(5)	certain events of bankruptcy, insolvency or reorganization involving Agilent; and

(6)

a failure by Agilent to repurchase Exchange Notes tendered for repurchase following the occurrence of a change of control repurchase event in conformity with the covenant set forth under “—Offer to Purchase Upon a Change of Control Repurchase Event.”

A default under clause (3) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding notify Agilent of the default and Agilent does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Agilent shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Agilent is taking or proposes to take with respect thereto. Upon becoming aware of any default or event of default, Agilent is required to deliver to the trustee a statement specifying such default or event of default.

If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization) with respect to the notes shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare, by notice to Agilent in writing (and to the trustee, if given by the holders of the Exchange Notes) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding notes, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Agilent shall occur, such amount with respect to all the outstanding notes shall be due and payable immediately to the fullest extent permitted by applicable law without any declaration or other act on the part of the trustee or the holders of the outstanding notes. Unless as otherwise provided in the Indenture, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding notes if (i) Agilent has paid or deposited with the trustee a sum sufficient to pay all overdue principal, premium, interest and all amounts due to the trustee and (ii) all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding notes, have been cured or waived as provided in the Indenture.

In case an event of default shall occur and be continuing with respect to the notes, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered (and, if requested, provided) to the trustee indemnity and/or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification and/or security of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of Exchange Notes will have any right to institute any proceeding with respect to the Indenture unless:

(a)	such holder has previously given to the trustee written notice of a continuing event of default with respect to the notes;

(b)

the holders of at least 25% in aggregate principal amount of the notes then outstanding have made written request and offered the trustee indemnity and/or security satisfactory to the trustee to institute such proceeding as trustee;

(c)	the trustee has failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity and/or security; and

(d)

the trustee shall not have received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request during the 60-day period referred to in clause (c).

However, such limitations do not apply to a suit instituted by a holder of any notes for enforcement of payment of the principal of, and premium, if any, or interest on, such notes on or after the respective due dates expressed in such notes.

The Indenture requires Agilent to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the Indenture.

Defeasance

Agilent at any time may terminate all its obligations with respect to the Exchange Notes and the Indenture governing the Exchange Notes (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes. Agilent at any time may also terminate its obligations with respect to the Exchange Notes under certain covenants included in the Indenture governing such Exchange Notes, including the covenants described under the sections of this prospectus entitled “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale and Leaseback Transactions,” under clause (3) under “—Events of Default” and under the provisions described under “—Offer to Purchase Upon a Change of Control Repurchase Event” in this prospectus, which termination is referred to in this prospectus as “covenant defeasance.” Agilent may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If Agilent exercises its legal defeasance option with respect to the Exchange Notes, payment of such Exchange Notes may not be accelerated because of an event of default with respect thereto. If Agilent exercises its covenant defeasance option with respect to the Exchange Notes, payment of such Exchange Notes may not be accelerated because of an event of default specified under “—Events of Default” above or an event of default specified in clauses (3) and (6) under “—Events of Default” in this prospectus with respect to the covenants described under “—Certain Covenants” in this prospectus and Agilent will no longer be obligated to make an offer for such Exchange Notes under the covenant set forth under “—Offer to Purchase Upon a Change of Control Repurchase Event” upon the occurrence of a change of control repurchase event.

The legal defeasance option or the covenant defeasance option with respect to the Exchange Notes may be exercised only if:

1.

Agilent irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the Exchange Notes being defeased to maturity;

2.

no default or event of default with respect to the Exchange Notes has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

3.	in case of the legal defeasance option, Agilent delivers to the trustee an opinion of counsel stating that:

a.	Agilent has received from the Internal Revenue Service a ruling, or

b.	since the date of the fourth supplemental indenture governing the Exchange Notes there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the Exchange Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

4.

in the case of the covenant defeasance option, Agilent delivers to the trustee an opinion of counsel to the effect that the beneficial owners of the Exchange Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

5.

Agilent delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Exchange Notes have been complied with as required by the Indenture governing such Exchange Notes.

Discharge

When (i) Agilent delivers to the trustee all outstanding Exchange Notes (other than Exchange Notes replaced or paid because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding Exchange Notes have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Agilent irrevocably deposits with the trustee funds or U.S. government securities sufficient to pay at maturity or upon redemption all outstanding Exchange Notes, including interest thereon, and if in either case Agilent pays all other sums related to the Exchange Notes payable under the Indenture by Agilent, then the Indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the Exchange Notes. The trustee shall acknowledge satisfaction and discharge of the Indenture with respect to the Exchange Notes on demand of Agilent accompanied by an officer’s certificate and an opinion of counsel of Agilent.

Book-Entry and Settlement

The Exchange Notes will be issued in the form of one or more fully registered global notes, deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire series of Exchange Notes. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the notes under the Indenture.

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

Except as provided below, you will not be entitled to have Exchange Notes registered in your name, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form, and will not be considered the owner or holder thereof under the Indenture.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

The Depository Trust Company. DTC has advised us that it is:

•	a limited-purpose trust company organized under New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants,” including Clearstream, Luxembourg or Euroclear). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Exchange Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Exchange Notes on DTC’s records. The ownership interest of each actual purchaser of each Exchange Notes will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Exchange Notes are to be accomplished by entries made on the books of Direct and Indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Exchange Notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all Exchange Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Exchange Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee, will not change the beneficial ownership of the Exchange

Notes. DTC has no knowledge of the actual beneficial owners of the Exchange Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Exchange Notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

In any case where a vote may be required with respect to the Exchange Notes, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Agilent as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in the listing attached to the omnibus proxy).

Principal and interest payments, if any, on the Exchange Notes will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Agilent or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, Agilent or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.

In any case where Agilent has made a tender offer for the purchase of any notes, a beneficial owner must give notice through a participant to a tender agent to elect to have its notes purchased or tendered. The beneficial owner must deliver notes by causing the Direct Participants to transfer the participant’s interest in the notes, on DTC’s records, to a tender agent. The requirement for physical delivery of Exchange Notes in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the Exchange Notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Exchange Notes to the tender agent’s DTC account.

Agilent obtained the information in this section concerning DTC and DTC’s book-entry system from sources that Agilent believes to be reliable, but Agilent takes no responsibility for the accuracy of this information.

If at any time DTC or any successor depository for the Exchange Notes notifies us that it is unwilling or unable to continue as the depository for the Exchange Notes, or if at any time DTC or such successor depository shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, Agilent will be obligated to use commercially reasonable efforts to appoint another depository for the notes. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the Exchange Notes.

Agilent may at any time in our sole discretion determine that the Exchange Notes shall no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the Exchange Notes.

Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream, Luxembourg participants are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear system (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to the Exchange Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream, Luxembourg Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the Global Notes described herein, cross-market transfers between Direct Participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear or Clearstream Participant purchasing an interest in a global note from a Direct Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream Participant to a Direct Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that Agilent believes to be reliable, but Agilent takes no responsibility for the accuracy of that information.

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in global notes among Euroclear Participants and Clearstream, Luxembourg Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Agilent nor the underwriters take any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

Modification and Waiver

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of all series issued under the base indenture and affected by such amendment (including consents obtained in connection with a tender offer or exchange for the notes of such series). Agilent and the trustee may, without the consent of any holders, enter into a supplemental indenture in order to amend or supplement the base indenture with respect to the notes or amend or supplement the notes without notice to or the consent of any holder of notes to:

•	evidence the succession of another person to Agilent and the assumption by any such successor of the covenants of Agilent under the Indenture and the notes;

•	add further covenants, restrictions, conditions or provisions for the protection of the holders of notes;

•	surrender any right or power conferred upon Agilent;

•	establish the forms or terms of the notes;

•	add any additional events of default for the benefit of holders of notes;

•

add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of the notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of the notes in uncertificated form;

•	secure the notes or add guarantees with respect to the notes;

•	provide for the issuance of additional notes in accordance with the provisions of the Indenture;

•

add to, change or eliminate any of the provisions contained in the Indenture or in any supplemental indentures or officer’s certificates in respect of notes; provided that any such addition, change or elimination (i) will not apply to, or modify the rights of any holder of the notes created prior to the execution of such supplemental indenture or officer’s certificate or (ii) will become effective only when no notes created prior to the execution of such supplemental indenture or officer’s certificate are outstanding;

•	add or appoint a successor or separate trustee;

•

cure any ambiguity or correct or supplement any provision contained therein or in any supplemental indenture or officer’s certificate that may be defective or inconsistent with any other provision contained therein or in any such supplemental indenture or officer’s certificate, provided that the interests of the holders of the notes are not adversely affected in any material respect;

•	supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of notes;

•	make any other change that would not adversely affect the holders of the notes in any material respect;

•	make any change necessary to comply with any requirement of the SEC in connection with the qualification of the base indenture or any supplemental indenture under the Trust Indenture Act of 1939; and

•	conform the Indenture to this “Description of Exchange Notes” or any other similarly titled section in this prospectus or other offering document relating to the Exchange Notes.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding note affected thereby:

•	make any change to the percentage of principal amount of notes the holders of which must consent to an amendment, modification, supplement or waiver;

•	reduce the rate of or extend the time of payment for interest on any notes;

•	reduce the principal amount or extend the stated maturity of any notes;

•	reduce the redemption price of any notes or add redemption provisions to the notes;

•	make any notes payable in money other than that stated in the Indenture or the notes;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes; or

•	make any change in the ranking or priority of any notes that would adversely affect the holder of such notes.

The holders of at least a majority in aggregate principal amount of the outstanding notes may waive compliance by Agilent with certain restrictive provisions of the Indenture with respect to the notes. The holders of at least a majority in aggregate principal amount of the outstanding notes may waive any past default under the Indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding note.

Definitions

The Indenture contains the following defined terms:

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Agilent and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Agilent in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed by Agilent with the SEC or any amendment thereto (and not subsequently disclaimed as not being reliable by Agilent) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the fourth supplemental indenture and from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the acquisition of assets not previously owned by Agilent or any direct or indirect subsidiaries of Agilent or the financing of a project involving the development or expansion of properties of Agilent or any direct or indirect subsidiaries of Agilent, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to Agilent or any direct or indirect subsidiary of Agilent or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Governing Law

The Indenture is, and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Citibank, N.A. is the trustee under the Indenture and has also been appointed by Agilent to act as registrar, transfer agent and paying agent for the notes. Citibank, N.A., in each of its capacities, including without limitation as trustee, registrar, transfer agent and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The Original Notes were purchased by the Initial Purchasers on June 25, 2026 for resale to qualified institutional buyers in compliance with Rule 144A under the Securities Act and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. In connection with the sale of the Original Notes, Agilent and Citigroup Global Markets Inc., Mizuho Securities USA LLC and SG Americas Securities, LLC, as representatives of the Initial Purchasers, entered into the Registration Rights Agreement.

Agilent is making the Exchange Offer in reliance on the position of the SEC as set forth in Exxon Capital Holdings Corporation and similar no-action letters. However, Agilent has not sought its own no-action letter. Based upon these interpretations by the SEC, Agilent believes that a holder of Exchange Notes who is not our “affiliate” within the meaning of Rule 405 of the Securities Act and who exchanges Original Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. Agilent also believes that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the Exchange Offer to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.” You may not participate in the Exchange Offer if you are a broker-dealer tendering Original Notes that you acquired directly from us for your own account.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offer is not being made to, nor will Agilent accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance of them would not be in compliance with the securities or blue sky laws of such jurisdiction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Agilent has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the day that is 90 days following the Expiration Date, Agilent will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution” below.

Terms of the Exchange Offer

Based on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal, Agilent will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date for the Exchange Offer. Agilent will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes validly tendered pursuant to the Exchange Offer on or before the Expiration Date and not validly withdrawn. Holders may tender some or all of the Original Notes pursuant to the Exchange Offer. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes to be tendered.

Promptly after the Expiration Date (unless extended as described in this prospectus), Agilent will issue an aggregate principal amount of up to $600,000,000 of Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the Exchange Offer. The Exchange Notes issued in connection with the Exchange Offer will be delivered promptly after the Expiration Date.

The form and terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that:

•	the Exchange Notes will have different CUSIP numbers from the Original Notes;

•	the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer of the Exchange Notes; and

•

holders of the Exchange Notes will not be entitled to any rights under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer, or to the additional interest provisions of the Registration Rights Agreement.

The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same Indenture and be entitled to the same benefits under that Indenture as the Original Notes being exchanged. As a result, the Original Notes and the Exchange Notes will be treated as a single series under the Indenture.

No interest will be paid in connection with the Exchange Offer. The Exchange Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Original Notes or, if no interest has been paid on the Original Notes, from the date of original issue of the Original Notes. Accordingly, the holders of Original Notes that are accepted for exchange will not receive accrued but unpaid interest on Original Notes at the time of tender. Rather, that interest will be payable on the Exchange Notes delivered in exchange for the Original Notes on the first interest payment date after the Expiration Date.

In connection with the issuance of the Original Notes, Agilent arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Exchange Notes will be issued in the form of one or more Global Notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Exchange Notes—Book-Entry and Settlement.”

Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture that governs the notes, but certain registration and other rights under the Registration Rights Agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offer.”

Agilent shall be considered to have accepted validly tendered Original Notes if and when Agilent has given oral (to be followed by prompt written notice) or written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, Agilent will return the Original Notes, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offer.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offer. Agilent will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See “—Fees and Expenses.”

Expiration Date; Extension; Termination; Amendment

The Exchange Offer will remain open for at least 20 business days. The Expiration Date for the Exchange Offer is 5:00 p.m., New York City time, on September 30, 2026 unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended.

Subject to applicable law, Agilent reserves the right, in our sole discretion:

•

to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of the Exchange Offer in any manner.

If Agilent amends the Exchange Offer in a manner that Agilent considers material, Agilent will disclose such amendment by means of a prospectus supplement, and Agilent will extend such Exchange Offer for a period of five to ten business days.

If Agilent determines to extend, amend or terminate the Exchange Offer, Agilent will publicly announce this determination by making a timely release through an appropriate news agency.

If Agilent delays accepting any Original Notes or terminates the Exchange Offer, Agilent promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the Exchange Offer as required by Rule 14e-1(c).

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, Agilent will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and Agilent may terminate the Exchange Offer or, at its option, modify, extend or otherwise amend the Exchange Offer, if any of the following conditions are not satisfied at or prior to the Expiration Date:

(1) The registration statement of which this prospectus forms a part has not been declared effective by the SEC;

(2) In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which Agilent or one of its affiliates is a party or by which Agilent or one of its affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority, or tribunal, which challenges the making of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer; or

(3) The SEC has not issued a stop order which would suspend the effectiveness of the registration statement of which this prospectus forms a part or the qualification of the applicable indenture governing the Exchange Notes under the TIA.

Agilent expressly reserves the right to amend or terminate the Exchange Offer and to reject for exchange any Original Notes not previously accepted for such exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above. Agilent will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding. Agilent may, at its option and in our sole discretion, waive any such conditions except for (i) the condition that the registration statement of which this prospectus forms part has been declared effective by the SEC and (ii) the condition that the registration statement of which this prospectus forms a part is not subject to a stop order.

All conditions to the Exchange Offer must be satisfied or, where permitted, waived, at or by the Expiration Date. In addition, Agilent may in its absolute discretion, subject to applicable law, terminate the Exchange Offer for any other reason.

If any of the foregoing conditions are not satisfied, Agilent may, at any time at or prior to the Expiration Date:

(1) terminate the Exchange Offer and promptly return all tendered Original Notes with respect to the Exchange Offer to the tendering holders;

(2) modify, extend or otherwise amend the Exchange Offer and retain all tendered Original Notes with respect to the Exchange Offer until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

(3) waive the unsatisfied conditions, except for (i) the condition that the registration statement of which this prospectus forms part has been declared effective by the SEC and (ii) the condition that the registration statement of which this prospectus forms a part is not subject to a stop order, with respect to the Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offer described in this prospectus and in the letter of transmittal. The participation in the Exchange Offer by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offer.

Procedures for Tendering Original Notes

If you hold Original Notes and wish to have those notes exchanged for Exchange Notes, you must validly tender (or cause the valid tender of) your Original Notes using the procedures described in this prospectus and in the accompanying letter of transmittal.

The procedures by which you may tender or cause to be tendered Original Notes will depend upon the manner in which you hold the Original Notes, as described below.

If you are a beneficial owner which holds Original Notes through Euroclear or Clearstream, Luxembourg and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream, Luxembourg. You are encouraged to contact Euroclear and Clearstream, Luxembourg directly to ascertain their procedure for tendering Original Notes.

Original Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Original Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Original Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Original Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer.

Tenders of Original Notes will be accepted only in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted.

Any financial institution that is a participant in DTC’s systems may tender Original Notes by causing DTC to transfer the Original Notes to be tendered into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the Expiration Date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the Expiration Date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that Agilent may enforce the letter of transmittal against the participant.

Delivery of Exchange Notes issued in the Exchange Offer may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the Exchange Agent at its address set forth on the back cover page of this prospectus (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the Expiration Date. DTC participants following the ATOP procedures should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date of the Exchange Offer. A letter of transmittal need not accompany tenders effected through ATOP; however, you will be bound by its terms just as if you had signed it.

The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that Agilent may enforce the letter of transmittal against such participant. Delivery of the letter of transmittal and any other required documents to Agilent or DTC does not constitute delivery to the Exchange Agent.

Original Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Original Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Original Notes—Original Notes Held with DTC by a

DTC Participant.” However, any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if such owner wishes to participate in the Exchange Offer. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offer a number of days before the Expiration Date in order for such entity to tender Original Notes on your behalf at or prior to the Expiration Date in accordance with the terms of the Exchange Offer.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offer. Accordingly, beneficial owners wishing to participate in the Exchange Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offer.

Letter of Transmittal

Subject to and effective upon the acceptance for exchange and issuance of Exchange Notes, in exchange for Original Notes tendered by a letter of transmittal in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent’s message) a tendering holder of Original Notes:

•

irrevocably sells, assigns and transfers to or upon the order of Agilent all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Original Notes tendered thereby;

•	represents and warrants that the Original Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

•

irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Original Notes (with full knowledge that the Exchange Agent also acts as the agent of Agilent and an affiliate of the Exchange Agent acts as trustee under the Indenture), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Original Notes tendered to be assigned, transferred and exchanged in the Exchange Offer.

Proper Execution and Delivery of Letter of Transmittal

If you wish to participate in the Exchange Offer, delivery of your Original Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the Exchange Agent. If you mail these items, Agilent recommends that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal need not be guaranteed if:

•

the letter of transmittal is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the Original Notes and the portion entitled “Special Issuance Instructions” on the letter of transmittal has not been completed; or

•	the Original Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name, address and DTC participant number to which unexchanged Original Notes should be delivered by book-entry transfer, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned by book-entry transfer to the tendering holder.

Miscellaneous

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. Agilent reserves the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. Agilent also reserves the right to waive, in its absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Agilent’s interpretation of the terms and conditions of the Exchange Offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time Agilent determines. Although Agilent intends to notify holders of defects or irregularities with respect to tenders of Original Notes, none of us, the Exchange Agent, the Trustee or any other person or agent will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

In addition, Agilent reserves the right, as set forth above under the caption “—Conditions to the Exchange Offer,” to terminate the Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that Agilent will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of Agilent; and

•

if the holder is a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

There are no guaranteed delivery procedures for the Exchange Offer. Holders must tender their Original Notes via the ATOP system in accordance with the procedures of the letter of transmittal by the Expiration Date.

Withdrawal of Tenders

Tenders of Original Notes in the Exchange Offer may be validly withdrawn at any time prior to the Expiration Date.

Beneficial owners desiring to withdraw a tender of Original Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Original Notes. In order to withdraw Original Notes previously tendered, a DTC participant may, prior to the Expiration Date of the Exchange Offer, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the Exchange Agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The withdrawal notice must:

•	specify the name of the tendering holder of Original Notes;

•	bear a description of the Original Notes to be withdrawn;

•	specify the aggregate principal amount represented by those Original Notes to be withdrawn;

•	specify the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

•

be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering Original Notes” at or prior to the Expiration Date.

Exchange Agent

Citibank, N.A. has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at:

Citibank, N.A., as Exchange Agent

388 Greenwich Street

New York, NY 10013

Attn: Agency & Trust

Tel: (973) 461-7127

Email: tyler.jacobsen@citi.com

Fees and Expenses

Agilent will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. Agilent will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and certain accounting and legal fees.

Holders who tender their Original Notes for exchange generally will not be obligated to pay transfer taxes. If, however,

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered,

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, Agilent will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offer

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC through ATOP) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Agilent is under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

In the event the Exchange Offer is completed, Agilent generally will not be required to register the remaining Original Notes. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

•

the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

Agilent does not currently anticipate that it will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to Participation in the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER

An exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as a disposition of the Original Notes for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, (a) a holder of Original Notes should not recognize gain or loss in respect of such exchange, (b) a holder’s tax basis in the Exchange Notes should equal its tax basis in the Original Notes, (c) a holder’s holding period in the Exchange Notes should include its holding period in the Original Notes, and (d) a holder should be subject to tax in respect of the Exchange Notes in the same manner as with respect to the Original Notes.

PLAN OF DISTRIBUTION

If you want to participate in the Exchange Offer, you must represent, among other things, that you:

•	are not a broker-dealer tendering Original Notes that you acquired directly from us for your own account;

•	are acquiring the Exchange Notes in the ordinary course of your business;

•	have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

•	are not an “affiliate” as defined under Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “Summary—The Exchange Offer—Resale of Exchange Notes” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. Agilent has agreed that, starting on the Expiration Date and ending on the close of business on the day that is 90 days following the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

Agilent will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, Agilent will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Agilent has agreed to pay all expenses incident to the Exchange Offer (other than the expenses of counsel for the holders of the Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

THE EXCHANGE AGENT

Citibank, N.A. has been appointed as the Exchange Agent for the Exchange Offer. Letters of transmittal and all correspondence in connection with the Exchange Offer should be sent or delivered by each holder of Original Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the Exchange Agent at the address and telephone numbers listed below. Holders of Original Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offer.

We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

The contact information for the Exchange Agent is:

Citibank, N.A., as Exchange Agent

388 Greenwich Street

New York, NY 10013

Attn: Agency & Trust

Tel: (973) 461-7127

Email: tyler.jacobsen@citi.com

Questions and requests for assistance related to the Exchange Offer or for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the telephone number and address listed above.

DELIVERY OF A LETTER OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN THAT OF THE EXCHANGE AGENT AS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS DOES NOT CONSTITUTE VALID DELIVERY.

VALIDITY OF NOTES

The validity of the Exchange Notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended October 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Agilent Technologies, Inc.

OFFER TO EXCHANGE

PROSPECTUS

The Exchange Agent for the Exchange Offer is:

Citibank, N.A.

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Agilent is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Agilent’s Fourth Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

All of Agilent’s directors and officers are covered by insurance policies maintained by Agilent against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, Agilent has entered into indemnity agreements with its directors and executive officers and certain former directors and officers of acquired companies that obligate it to indemnify such directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law.

See also the undertakings set out in response to Item 22.

Item 21.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement or incorporated herein by reference.

Exhibit No.	Description of Documents

3.1*	Fourth Amended and Restated Certificate of Incorporation of Agilent Technologies, Inc. (incorporated by reference herein to Exhibit 3.1 to Agilent Technologies, Inc.’s Current Report on Form 8-K filed on March 20, 2026).

3.2*	Fourth Amended and Restated Bylaws of Agilent Technologies, Inc. (incorporated by reference herein to Exhibit 3.2 to Agilent Technologies, Inc.’s Current Report on Form 8-K, filed on March 20, 2026).

4.1*	Indenture, dated March 12, 2021, between Agilent Technologies, Inc. and Citibank, N.A., as trustee (incorporated by reference herein to Exhibit 4.1 to Agilent Technologies, Inc.’s Current Report on Form 8-K filed on March 12, 2021).

Exhibit No.	Description of Documents

4.2*	Fourth Supplemental Indenture, dated June 25, 2026, between Agilent Technologies, Inc. and Citibank, N.A., as trustee and Form of 4.900% Senior Notes due 2032 (incorporated by reference herein to Exhibit 4.2 to Agilent Technologies, Inc.’s Current Report on Form 8-K filed on June 25, 2026).

4.3*	Registration Rights Agreement, dated as of June 25, 2026, between Agilent Technologies, Inc. and the Representatives of the Initial Purchasers (incorporated by reference herein to Exhibit 4.4 to Agilent Technologies, Inc.’s Current Report on Form 8-K, filed on June 25, 2026).

5.1	Opinion of Sullivan & Cromwell LLP.

21.1*	List of significant subsidiaries of Agilent Technologies, Inc. (incorporated by reference herein to Exhibit 21.1 to Agilent Technologies, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, filed on December 22, 2025).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1).

24.1	Powers of Attorney of Officers and Directors (included on signature pages).

25.1	Form T-1 Statement of Eligibility of Citibank, N.A., with respect to the Indenture, dated March 12, 2021, between Agilent Technologies, Inc. and Citibank, N.A., as trustee.

99.1	Form of Letter of Transmittal.

107	Filing Fee Table.

*	Previously filed.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

Any portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 1st day of September.

AGILENT TECHNOLOGIES, INC.

By	/s/ Michael Buckner
Michael Buckner
Senior Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Buckner, Padraig McDonnell and Shirley Qin, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Padraig McDonnell Padraig McDonnell	President and Chief Executive Officer (Principal Executive Officer)	September 1, 2026

/s/ Adam S. Elinoff Adam S. Elinoff	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 1, 2026

/s/ Timothy C. Downs Timothy C. Downs	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 1, 2026

/s/ Mala Anand Mala Anand	Director	September 1, 2026

/s/ Otis W. Brawley, M.D. Otis W. Brawley, M.D.	Director	September 1, 2026

/s/ Judy Gawlik Brown Judy Gawlik Brown	Director	September 1, 2026

/s/ G. Mikael Dolsten, M.D., Ph.D. G. Mikael Dolsten, M.D., Ph.D.	Director	September 1, 2026

/s/ Koh Boon Hwee Koh Boon Hwee	Director	September 1, 2026

/s/ Daniel K. Podolsky, M.D. Daniel K. Podolsky, M.D.	Director	September 1, 2026

/s/ Sue H. Rataj Sue H. Rataj	Director	September 1, 2026

Signature	Title	Date

/s/ George A. Scangos, Ph.D. George A. Scangos, Ph.D.	Director	September 1, 2026

/s/ Pascal Soriot Pascal Soriot	Director	September 1, 2026

/s/ Dow R. Wilson Dow R. Wilson	Director	September 1, 2026